Exhibit 10.2

SHAREHOLDER SUPPORT AGREEMENT

This SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made as of the 15th day of March, 2021, by and among Decoy Biosystems, Inc., a corporation organized under the laws of the State of Delaware (“Decoy”), and the undersigned shareholder (“Shareholder”) of Intec Pharma Ltd., a company incorporated under the laws of the State of Israel, (the “Company”). Each of Decoy and Shareholder is referred to as a “party” and collectively as the “parties”. Capitalized terms used but not defined in this Agreement or any Appendix to this Agreement have the meanings ascribed to them in the Merger Agreement (defined below).

WHEREAS, this Agreement is being executed in connection with that certain Agreement and Plan of Merger and Reorganization entered into on or about the date hereof by and among Decoy, Intec Parent, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Company (“Intec Parent”), Dillon Merger Subsidiary, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Intec Parent (“Merger Sub”), Domestication Merger Sub (as defined therein), and the Company (as the same may be amended from time to time, the “Merger Agreement”), a copy of which is annexed hereto at Appendix A, providing for, among other things, the merger of Merger Sub with and into Decoy(the “Merger”) pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of such number of ordinary shares of the Company as set forth on its signature page hereto (collectively, and together with any other shares of the Company owned or acquired (including after the date hereof) by Shareholder, being collectively referred to herein as the “Shareholder Shares”);

WHEREAS, Shareholder understands and acknowledges that Decoy is entitled to rely on (i) the truth and accuracy of Shareholder’s representations contained herein and (ii) Shareholder’s performance of the obligations set forth herein; and

WHEREAS, Decoy’s willingness to enter into the Merger Agreement was conditional upon the delivery of this Agreement contemporaneously with the execution of the Merger Agreement, and accordingly the giving of the covenants and undertakings included herein.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Agreements to Vote; Restriction on Transfer; No Solicitation; Proxy; Waiver of Appraisal Rights. Shareholder covenants and agrees with Decoy, as follows:

(a) Approval of the Merger. During the time period (the “Voting Period”) beginning as of the date hereof until the first to occur of (I) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof; and (II) such date and time as this Agreement shall have been terminated pursuant to Section 3(a) or 3(b), at any meeting of the shareholders of the Company, or any class of shareholders of the Company, however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, Shareholder shall participate and vote all of its Shareholder Shares (or cause them to be voted), in person or by proxy, or, as applicable, execute written consents in respect thereof (i) in favor of the adoption of the Merger Agreement, in favor of the Merger and in favor of any matter that is reasonably necessary to facilitate the consummation of the Merger and the other Transactions contemplated by the Merger Agreement, including any shareholder vote required by the Company’s articles of association, as amended from time to time, and (ii) against any Adverse Proposal (as defined below). “Adverse Proposal” means (A) any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (B)  any Acquisition Proposal or the approval of any Acquisition Agreement, (C) any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s articles of association or other charter or organizational documents (“Company’s Organizational Documents”) or other action that is intended or would reasonably be expected to (x) result in any of the conditions set forth in Article 6, Article 7 or Article 8 of the Merger Agreement not being fulfilled or satisfied on a timely basis or (y) prevent, impede, interfere with, delay or postpone the consummation of the Merger or the other transactions contemplated by the Merger Agreement, or (D) any change in the capitalization of the Company or its corporate structure, except as expressly contemplated or permitted by the Merger Agreement. Shareholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, that challenges the validity of or seeks to enjoin the operation of any provision of the Required Intec Shareholder Vote or this Agreement or the execution and delivery of the Merger Agreement and the consummation of the Merger in accordance with its terms and the other transactions provided for in the Merger Agreement.

(b)  Any vote provided for in Section 1 (a) shall be cast, or consent or adverse vote shall be given, as applicable, by the Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(c) Restriction on Transfer; Non-Interference; etc. During the Voting Period, Shareholder shall not directly or indirectly (i) sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any of its Shareholder Shares (or any right, title or interest thereto or therein), (ii) deposit any of its Shareholder Shares into a voting trust or grant any proxies (other than (A) the proxy granted pursuant to Section 1(e), or (B) any other proxy pursuant to which the grantee thereof is appointed to act solely in the manner set forth in Section 1 (a)) or enter into a voting agreement, power of attorney or voting trust with respect to any of its Shareholder Shares, (iii) take any action that would make any representation or warranty of Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying Shareholder from performing any of its obligations under this Agreement, or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) to (iii) of this Section 1(c); provided that (1) the foregoing restrictions shall not apply with respect to the Domestication (as defined in the Merger Agreement), and (2) Shareholder may, if Shareholder is an individual or trust, transfer any of the Shareholder Shares to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family for estate planning purposes, or transfer any of the Shareholder Shares upon the death or dissolution of Shareholder (each, a “Permitted Transfer”); provided, further, that any such transfer referred to in the foregoing clauses shall be permitted only if, as a condition to the effectiveness of such transfer, the transferee agrees in writing, in a form reasonably satisfactory to Decoy, to be bound by all of the terms of this Agreement. Notwithstanding the foregoing, no transfer of Shareholder Shares by the Shareholder shall relieve the Shareholder of any liability for the performance of Shareholder’s obligations hereunder.

(d) No Solicitation. Shareholder (in such Shareholder’s capacity as such) agrees to comply with the provisions applicable to a “Representative” of the Company for purposes of Section 4.5 of the Merger Agreement, and that Shareholder shall not, directly or indirectly, through any Representative of such Shareholder authorized by it to act on its behalf, take any action prohibited by Section 4.5 of the Merger Agreement, including, without limitation, making or participating in any Acquisition Proposal.

(e) Grant of Proxy Authority. Without derogating from Shareholder’s undertakings in Section 1(a), in order to effectuate the foregoing, Shareholder hereby constitutes and appoints Decoy, or any officer or nominee of Decoy, with full power of substitution, as Shareholder’s true and lawful proxy and attorney in fact, for and in Shareholder’s name, place and stead with respect to its Shareholder Shares, solely to vote and exercise all voting rights and related rights, including by executing written consents (in Shareholder’s capacity as such), on the matters specified in Section 1(a); provided, however, in the case of any vote in respect of the matters referred to in Section 1(a)(i) above, such proxy shall only be effective if Shareholder fails to timely vote as required pursuant to Section 1(a) with respect thereto, and fails to cure such failure within five (5) days after written notice thereof. Any and all prior proxies (other than the proxy described herein) given by Shareholder with respect to matters that would conflict with the rights to vote under the proxy granted hereby are hereby revoked and Shareholder agrees not to grant any subsequent proxies with respect to the subject matter of this proxy until after the termination of this Agreement in accordance with its terms. Shareholder acknowledges and agrees that the proxy provided for herein is coupled with an interest and is irrevocable to the fullest extent permitted by law during the Voting Period with respect to Section 1(a) (immediately after the expiry or termination of which this proxy shall automatically be revoked and be of no further force or effect). Any vote, written consent or other action executed or taken by the holder(s) of this proxy in accordance with the terms hereof, shall prevail and supersede any vote, written consent or other action executed or taken by the Shareholder to the contrary.

(f) Additional Shares. Until any termination of this Agreement in accordance with Section 3, Shareholder shall promptly notify Decoy of the number of Shareholder Shares, if any, that it acquires of record or beneficial ownership of after the date hereof. Any Shareholder Shares as to which Shareholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Shareholder Shares for the purposes of this Agreement. Without limiting the foregoing, in the event of any share split, share dividend or other change in the capital structure of the Company affecting the Shareholder Shares, the number of Shareholder Shares constituting Shareholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Shareholder Shares or other voting securities of the Company issued to Shareholder in connection therewith.

2. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Decoy:

(a) Authority. Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations under this Agreement. This Agreement has been duly executed and delivered by such Shareholder and, assuming due and valid authorization, execution and delivery hereof by the applicable counterparty(ies), constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a corporation, limited partnership or limited liability company, Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized, or constituted.

(b) No Conflict. Neither the execution of this Agreement by Shareholder nor the consummation of the transactions contemplated hereby will result (with or without notice or lapse of time or both), in a breach, violation or termination of any of the terms, conditions or provisions of, or constitute a default under, accelerate any obligations arising under, trigger any payment under, or result in the creation of any Encumbrance pursuant to, or otherwise adversely affect any of the terms, conditions or provisions of any Contract, trust, commitment, understanding or agreement by which Shareholder is bound or by any law, decree, judgment, order now in effect of any court or other governmental body applicable to Shareholder.

(c) No Consent. No waiver, Governmental Authorization or consent of any Person or Governmental Body is required on the part of the Shareholder in connection with the execution and delivery of this Agreement or the compliance by the Shareholder with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

(d) Ownership of Shares. Shareholder solely owns, beneficially and of record, all of its Shareholder Shares as set forth on its signature page hereto free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than proxies and restrictions pursuant to this Agreement and transfer restrictions under the Company’s Organizational Documents and applicable securities laws) and does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Shareholder Shares set forth on the signature page hereto. Without limiting the foregoing, except for proxies and restrictions pursuant to this Agreement, transfer restrictions under the Company’s Organizational Documents and applicable securities laws, Shareholder has sole voting power and sole power of disposition with respect to all of its Shareholder Shares, with no restrictions on Shareholder’s rights of voting or disposition pertaining thereto and no Person other than Shareholder has any right to direct or approve the voting or disposition of any of its Shareholder Shares or to issue any instructions with respect thereto, other than if the Shareholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws, which spouse hereby consents to this Agreement by executing the spousal consent attached hereto as Appendix B.

(e) Consideration of Terms. Shareholder (i) has adequate information concerning the business and financial condition of the Company and Decoy to make an informed decision regarding the Merger, and (ii) has independently and without reliance upon Decoy or the Company, and based on such information and the advice of any such advisors as Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Shareholder acknowledges that neither Decoy nor its related parties is acting as a fiduciary or financial or investment adviser to Shareholder and has not given Shareholder any investment advice, opinion nor other information on whether the Merger is prudent. Shareholder has had an opportunity to review with his, her or its own tax advisors the international, federal, state and local tax consequences of the Merger and the transactions contemplated by the Merger Agreement.

3. Termination. This Agreement (including the proxies granted hereunder) shall automatically terminate, and no party hereto shall have any further rights or obligations hereunder, on the first to occur of (a) the mutual written agreement of Decoy and Shareholder, (b) the Effective Time, and (c) the end of the Voting Period. Notwithstanding the foregoing, (x) nothing herein shall relieve any party from liability for any intentional breach of this Agreement (and if a party has been notified by the other party of its obligation hereunder not more than two (2) Business Days prior to the time for fulfillment of such obligation, any failure to perform which results in a breach of such obligation shall be deemed to be intentional) prior to its termination, and (y) the provisions of Section 5 shall survive any termination of this Agreement.

4. No Limitation on Actions of Shareholder as Director or Officer. Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company (if Shareholder holds such office), and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict Shareholder from exercising Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

5. Miscellaneous.

(a) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(b) Further Assurances. From time to time, at the reasonable request of Decoy and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(c) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5(c) shall be null and void ab initio; provided, that the foregoing shall not prevent Shareholder from effecting a Permitted Transfer in accordance with the terms and conditions of Section 1(c). All authority conferred herein shall survive the death or incapacity of the Shareholder.

(d) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties. Any party may (i) waive any inaccuracies in the representations and warranties of any other party or extend the time for the performance of any of the obligations or acts of any other party, or (ii) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(e) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. Other than as provided elsewhere herein, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(f) Entire Agreement; Counterparts. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. Except to the extent expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the parties any rights hereunder. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format or other secure electronic means (e.g., DocuSign) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(g) Descriptive Headings. Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

(h) Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile (provided, that electronic mail or facsimile sent outside of regular business hours of the recipient shall not be deemed to be received until the next Business Day) to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other Parties hereto):

If to Decoy:

Decoy Biosystems, Inc.

JLABS

3210 Merryfield Row

San Diego, CA 92121

USA

Attention: Dr. Michael Newman

E-mail: mnewman@decoybio.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California 92130-4092

USA

Attention: Michael Umansky, Esq.; James A. Mercer, III, Esq.

E-Mail: mumansky@sheppardmullin.com; jmercer@sheppardmullin.com if to Shareholder, as stated on the signature page hereto, with a copy to (which shall not constitute notice):

Meitar | Law Offices

16 Abba Hillel Road

5250608, Ramat Gan

Israel

Email: shacharh@meitar.com, and jonathana@meitar.com

Facsimile: +972-3-6144872

Attention: Shachar Hadar, Adv. and Jonathan Atha, Adv.

or such other address, email address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties.

(i) Governing Law; Enforcement; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5(i); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) irrevocably waives the right to trial by jury. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 5(h).

(j) Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for such damages. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

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[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties have each duly executed this Agreement on the day and year first written above.

DECOY BIOSYSTEMS, INC.

By:
Name:
Title:

SHAREHOLDER

[__________]

By:
Name:
Title:

Shares Held:

_________ Ordinary Shares

Address for Notices:

Address:
_______________________________
_______________________________
_______________________________
_______________________________
_______________________________

Fax Number:
_______________________________

Email:
_______________________________

Appendix A

Merger Agreement

Appendix B

SHAREHOLDER SUPPORT AGREEMENT

SPOUSAL CONSENT

I ____________________, spouse of ____________________, having the legal capacity, power and authority to do so, hereby confirm that I have read and hereby approve the Support Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of California or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:

Signature of Spouse:

Printed Name of Spouse: